BRANDYWINE ASSET MANAGEMENT, LLC



                                 CODE OF ETHICS








                            Dated: December 31, 2005



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                                TABLE OF CONTENTS


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
         Topic                                                                                   Page

I        Introduction
         A.       Individuals and Entities Covered by the Code                                    1
         B.       Fiduciary Duty                                                                  2
                  1.       The Client Comes First                                                 2
                  2.       Avoid Taking Advantage                                                 2
                  3.       Compliance with the Code                                               2
II.      Personal Securities Transactions
         A.       Pre-clearance Requirements for Access Persons General Requirements

                  1.       Trade Authorization Requests                                           3
                  2.       Length of Trade Authorization Approval                                 3
                  3.       No Explanation Required for Refusals                                   3

         B.       Prohibited Transactions

                  1. Always Prohibited Securities Transactions                                    3

                           a.       Inside Information                                            3
                           b.       Market Manipulation                                           4
                           c.       Mutual Fund Market Timing                                     4
                           d.       Mutual Fund Late Trading                                      4
                           e.       Limited Availability Voluntary Corporate Actions              4
                           f.       Others                                                        4

                  2.       Generally Prohibited Securities Transactions

                           a.       Initial Public Offerings
                                    (all Investment Personnel)                                    4
                           b.       Pending Trade Prohibition
                                    (all Access Persons)                                          5
                           c.       Private Placements                                            5

                                                                                                                II

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         C.       Prohibited Securities Transactions in Firm Sub-Advised Mutual Funds

                  1.    Seven-Day Blackout (Sub-Advised Mutual Fund-                              5
                        Associated Portfolio Managers)
                  2.    Required 90-Day Holding period                                            5
                  3.    60 Day Blackout - Purchase/Acquire Beneficial                             5
                        interest in security held in Sub-Advised Mutual Fund
                  4.    60 Day Blackout - Sell any security until the                             5
                        security purchase was completed in a Sub-Advised
                        Mutual Fund
                  5.    Prohibition against short-term trading strategy in                        6
                        Sub-Advised Mutual Funds
                  6.    Prohibition against Market Timing of Sub-Advised                          6
                        Mutual Funds
                  7.    Prohibition against Late Trading of Sub-Advised                           6
                        Mutual Fund Shares

         D.       Exemptions

                  Exemptions from Pre-clearance and Treatment as a Prohibited Transaction
                  1.    Non Sub-Advised Mutual Funds                                              6
                  2.    Discretionary Advisory Accounts & Blind Trusts                            6
                  3.    Legg Mason, Inc. Stock                                                    6
                  4.    Certain Involuntary Corporate Actions                                     7
                  5.    Voluntary Corporate Actions                                               7
                  6.    Systematic Investment Plans                                               7
                  7.    Certain 401 (K) Accounts & Reallocations                                  7
                  8.    Option-Related Activity                                                   7
                  9.    Commodities, Futures, and Options on Futures                              8
                  10.   Rights                                                                    8
                  11.   Options on Broad-Based Indices                                            8
                  12.   Miscellaneous                                                             8

         E.       Reporting Requirements

                  1.    Initial and Periodic Disclosure of Personal Holdings
                        by Access Persons                                                         8
                  2.    Transaction and Periodic Statement Reporting
                        Requirements                                                              8
                  3.    Quarterly Personal Securities Transaction Reports                         9
                  4.    Disclaimers                                                               9
                  5.    Availability of Reports                                                   9

                                                                                                                III

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III.     Information Barriers: Sharing Investment-Related Information Procedures

                  1.    Establishment of Informational Barriers                                  10
                  2.    Permitted Sharing of Information                                         11
                  3.    Administration and Assessment of Informational Barriers                  11

IV.      Inside non-public Information and Insider Trading

                  1.    What Constitutes Insider Trading                                         11
                  2.    Penalties for Insider Trading                                            13
                  3.    Guidelines for Brandywine Employees                                      14
                  4.    Investment Information Relating to Clients is                            15
                        Inside Information

V.       Fiduciary Duties & General Business Conduct - Conflicts of Interest Avoidance

         A.       Confidentiality                                                                15

         B.       Gifts                                                                          15

                  1.    Accepting Gifts                                                          15
                  2.    Solicitation of Gifts                                                    16
                  3.    Giving Gifts                                                             16

         C.       Political Contributions                                                        16

         D.       Corporate Opportunities                                                        17

         E.       Undue Influence                                                                17

         F.       Outside Activities                                                             17

         G.       Serving as a Director                                                          17

         H.       Travel & Lodging                                                               18

         I.       Personal Trading Activity                                                      18


VI.      Compliance with the Code of Ethics

                                                                                                                IV

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                  1.       Investigating Violations of the Code                                  18
                  2.       Annual Review                                                         18

         A.       Remedies

                  1.       Sanctions                                                             18
                  2.       Sole Authority                                                        19
                  3.       Review                                                                19
                  4.       Reporting of Violations to Certain Third Parties                      19

         C.       Exceptions to the Code                                                         20

         D.       Inquiries Regarding the Code                                                   20

VII.     Annual Review of the Code                                                               20

VIII. Annual Certification of Compliance 21 IX. Definitions

         "Access Person"                                                                         21
         "Beneficial Interest"                                                                   21
         "Brandywine"                                                                            22
         "Client Account and/or Client"                                                          22
         "Code"                                                                                  22
         "Equivalent Security"                                                                   22
         "Immediate Family"                                                                      22
         "Investment Personnel" and "Investment Person"                                          23
         "Compliance Department"                                                                 23
         "Portfolio Manager"                                                                     23
         "Securities Transaction"                                                                23
         "Security"                                                                              23

X. Appendices to the Code 24

         Appendix 1.       Compliance Department Contacts                                        25

         Appendix 2.       Securities Transactions Designated as Exempt from
                           Code of Ethics Prohibitions                                           26

         Appendix 3.       CTIiTrade(TM) Pre-Clearance System Instruction Memo                   27


         Appendix 4.       Guidelines for Sanctioning Violations of the                          31
                           Code of Ethics


                                                                                                                V

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         Appendix 5.       Code of Ethics Certifications                                         33

         Appendix 6.       Form of Letter to Broker, Dealer or Bank                              38

         Appendix 7.       New Account(s) Report                                                 39

         Appendix 8.       Quarterly Personal Securities Transaction Report                      40

         Appendix 9.       Brandywine's Privacy Policy                                           41

         Appendix 10.      Personal Security Transaction Approval Form                           42

         Appendix 11.      Legal and Statutory References                                        44







                                                                                                                VI
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I.       INTRODUCTION

This Code of Ethics is intended to assist all employees of Brandywine Asset Management, LLC ("Brandywine") in meeting the high standards we follow in conducting our business. One of our most important assets is our reputation for integrity and professionalism. The responsibility of maintaining that reputation rests with you and all other employees. This shared commitment underlies our success as individuals and as a business.

The Code of Ethics ("Code") contains procedural requirements that you must follow to meet certain regulatory and legal requirements. Such procedures:

o    Address trading restrictions applicable to personal investments.

o Require all purchases and sales in personal investments to be arranged in a manner as to avoid not only actual improprieties but also the appearance of any impropriety, and avoid any conflict with clients in order to implement the intent of this policy. Personal trading activity must not be timed to precede orders placed for any client. Additionally, trading activity must not be excessive so as to conflict with your time spent in fulfilling your daily job responsibilities.

o Define "non-public information" and sets forth the parameters for appropriate use of this information. You are prohibited from engaging in securities transactions based on "inside information" or disseminating inside information to others who might use that knowledge to trade securities. You must also follow the procedures we have established for "information barriers" (Chinese Walls), which govern the dissemination of information outside of Brandywine.

o Require of employees the utmost confidentiality and the use of firm assets only for legitimate business purposes, and not for personal gain. You and members of your family also may not accept any benefit from a client or person who does business with us except for normal business courtesies, such a non-cash gifts of nominal value.

o Brandywine is committed to the highest standards of business conduct. Therefore, you must always act in the best interests of clients, as such all Access Persons are prohibited from engaging in any action that could pose an actual or perceived conflict of interest. In addition, all Access Persons are prohibited from contributing to a conflict of interest between any person acting in a fiduciary capacity with respect to a current or potential client and that client.

A. Individuals and Entities Covered by the Code. Unless the use of another Code of Ethics has been approved in writing by the Compliance Department, all Access Persons(1) are subject to the provisions of this Code.

-------------------------------
         (1) Capitalized words are defined in Section IX (Definitions).

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B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to Brandywine's Clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of Brandywine's Clients. Rule 204-A-1 of the Investment Adviser's Act of 1940 ("IA Act") specifically requires that an investment advisers code set forth a standard of business conduct which must require "compliance with the federal securities laws."

         As fiduciaries, Access Persons must at all times comply with the following principles:

     1. The Client Comes First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of Brandywine's Clients. An Access Person may not induce or cause Brandywine's Clients to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of Brandywine's Clients. For example, an Access Person would violate this Code by causing a Client to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

     2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Brandywine or Brandywine's Clients could call into question the exercise of an Access Person's independent judgment.

     3. Compliance with the Code. Doubtful situations should be resolved in favor of Brandywine's Clients. Technical compliance with the Code's procedures will not automatically insulate an employee from scrutiny on any Securities Transactions that indicate an abuse of fiduciary duties.

II.           PERSONAL SECURITIES TRANSACTIONS

All Access Persons are subject to the following policies governing personal securities transactions, which are monitored by Brandywine's Compliance Department. Non-adherence to any of the procedures may result in serious consequences, including termination of employment and other sanctions.

A.       Pre-clearance Requirements for Access Persons.

General Requirements. Pre-approval is required for all transactions in individual Stocks, Corporate & Convertible Bonds, Options, Warrants, Rights, American Depository Receipts (ADR), Closed-End Mutual Funds, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest, including security transactions, in which the Access Person acquires a Beneficial Interest in a Mutual Fund sub-advised by the Firm, which includes Legg Mason Funds. However, please refer to the transactions specified in Section II.D (1) of the Code, which are exempt.

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     1.  Trade Authorization Requests. All Access Persons must use the CTI
         iTrade system to obtain preclearance/approval of personal trades. CTI iTrade is accessible through Brandywine's Intranet, where Access Persons must submit their personal trade requests for approval against Brandywine's actual trading on a pre-trade basis. The CTIiTrade system is updated on a daily basis by Brandywine's Traders, who send open order extracts throughout the day to the system. The CTIiTrade(TM) system will return an approval or disapproval of the request based upon the firm's actual trading activities at that time of the request.
         The open order extract is basically created by running a download from the Merrin Trading System's current trade blotter and coping it into the CTI iTrade system. An open order is defined as any order on the trade blotter that has not been completely executed. Open orders are always updated, so as soon as Brandywine completes an open trade order the CTI iTrade system is updated and the status of the trade is changed from open to executed.
         If an Access Person is out of the office with no access to CTIiTrade(TM) the Access Person may designate another individual to request the trade approval on their behalf or contact Brandywine's Compliance Department for assistance and/or trade approval.

         If an Access Person should experience any trouble or technical difficulties using CTIiTrade(TM) the Access Person can contact Brandywine's Compliance Department, or their designee who can provide assistance or approval, by completing a written Personal Security Transaction Approval Form, which is posted on Brandywine's intranet site under Compliance. (Appendix 10)

         In no instance shall an Access Person place a personal securities transaction order for which a pre-approval is required prior to the receipt of such authorization for the transaction. Access Persons or their designee should always print out a hard copy of the CTIiTrade(TM) approval and retain it for your records. Verbal approvals are not permitted.

     2. Length of Trade Authorization Approval. The authorization provided by CTIiTrade(TM) is effective until the earlier of (1) its revocation, (2) the close of business that day (for example, if authorization is provided on a Monday, it is effective until the close of business on Monday), (3) the moment the Access Person learns that the approval is no longer permissible under the Code, or (4) the moment the Access Person learns that the information submitted to CTIiTrade(TM) is not accurate. If the order for the Securities Transaction is not executed within that period, a new authorization must be obtained prior to any execution. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary, unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the approval is no longer permissible under the Code of Ethics. Daily the trading systems utilized by Brandywine's Traders

3. No Explanation Required for Refusals. In some cases, Brandywine has the right to refuse to authorize a Personal Securities Transaction for a reason that is confidential. The Compliance Department is not required

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         to give an explanation for refusing to authorize any transactions.

B.       Prohibited Personal Securities Transactions.

     1. Always Prohibited: The following Securities Transactions are always prohibited and will not be authorized under any circumstances:

             a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

             b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

             c. Mutual Fund Market Timing. No Access Person may buy and sell mutual fund shares, including sub-advised mutual fund shares, on the basis of fluctuations in the prices of the stocks held within the fund that are not yet reflected in the pricing of that fund;

             d. Mutual Fund Late Trading. No Access Person may place any order to buy or sell mutual fund shares, including sub-advised mutual fund shares, after the 4:00 p.m. market close, and still receive that day's price rather than the next trade day's price;

             e. Limited Availability Voluntary Corporate Actions. Applicable to Securities held by any Brandywine Clients or shares of Mutual Funds sub-advised by the firm. Any acquisition of securities or fund shares through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions, which requires the Access Person to take some action, and is not available to 100% of the shareholders.

             f. Others. Any other transaction deemed by Brandywine to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

     2. Generally Prohibited: Unless exempted by Section II.C, the following Personal Securities Transactions are prohibited and will not be authorized by Brandywine. However, Brandywine reserves the right to approve such ownership in certain situations that clearly do not pose an actual or perceived conflict with the firm's client accounts and/or Brandywine's investment disciplines. Written pre-approval from the Compliance Department or their designee is required prior to participation in any such transaction. The prohibitions apply only to the categories of Access Persons specified.

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             a.   Initial Public Offerings. Brandywine discourages Access
                  Persons from directly (buying) or indirectly acquiring beneficial ownership in any securities offered in an Initial Public Offering. In this instance, Brandywine would require the trade to be approved and pre-cleared before the investment is made. Compliance or its designee will determine approval on a case-by-case basis. In addition, Compliance will review and retain a record of each approval and any documentation supporting the decision rationale.

                  Investment Personnel that provide investment advice to the Legg Funds and other non-affiliated funds are prohibited from investing in an Initial Public Offering. Pending Trade Prohibition (all Access Persons). Any purchase or sale of a Security by an Access Person on any day during which any Brandywine Client or sub-advised Mutual Fund account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security) is prohibited.

             b. Private Placements (Investment Personnel only). Acquisition of a Beneficial Interest in Securities in a private placement (including limited partnerships, hedge funds, private equity partnerships and venture capital funds) by Investment Personnel is strongly discouraged. Compliance or their designee will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Brandywine Client account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Fund, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

                      Firm Sub-Advised (Includes Legg Mason Funds) Mutual Funds.

             d. Seven-Day Blackout (Sub-Advised Mutual Fund-associated Portfolio Managers). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a sub-advised Mutual Fund managed by that Portfolio Manager. For example, if the Sub-Advised Mutual Fund completes a purchase or sale of a security on Day 0, Day 8 is the first day the Portfolio Manager may purchase or sell the security for his or her own account in which he or she has a Beneficial Interest;

             e. Market Timing - 60-Day Prohibition Period. No Access Person may sell shares of any Legg Mason Funds, or Mutual Funds sub-advised by the firm, in which the Access Person has a Beneficial Interest within 60 calendar days of a purchase of shares of the same Fund for the same account, including a retirement account and vice versa;

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             f.   Purchase and or acquire a Beneficial Interest in any
                  security within 60 days of a sale of the same (or equivalent) security if a Mutual Fund sub-advised by Brandywine held the same security at any time during the 60 day period prior to the proposed transaction. For example, if the Mutual Fund completes the sale in the security on Day 0, Day 61 is the first day the Investment Person may purchase the security for his or her own account;

             g. Sell any Security (Beneficial Interest) until 60 days after the security purchase was completed in a Mutual Fund sub-advised by Brandywine. For example, if the Mutual Fund completes the purchase of the security on Day 0, Day 61 is the first day the Investment Person may sell the security for his or her own account;

              In either f or g above, if a Sub-Advised Mutual Fund with which the Investment Person is associated held the same Security at any time during the 60 day period prior to the proposed Securities Transaction; the associated Investment Person agrees to give up all profits on the transaction to a charitable organization specified by Brandywine.

              Of course, Investment Personnel must place the interests of the Sub-Advised Mutual Funds first; they may not avoid or delay purchasing or selling a security for a Sub-Advised Mutual Fund in order to profit personally.

             h. No Access Person may use his or her knowledge of the portfolio holdings of any sub- advised Mutual Fund to engage in a short-term trading strategy involving such Mutual Fund that in the sole discretion of the Compliance Department may conflict with the best interests of the Mutual Fund and its shareholders;

             i. No Access Person may buy and sell any Firm Sub-Advised Mutual Fund shares on the basis of fluctuations in the prices of the stocks held within the fund that are not yet reflected in the pricing of that fund (Market Timing); and

             j. No Access Person may place any order to buy or sell Firm Sub-Advised Mutual Fund shares after the 4:00 p.m. market close, and still receive that day's price rather than the next trade day's price (Late Trading).

         In addition, Investment Personnel must always place the interests of the Sub-Advised Mutual Funds first; and they may not avoid or delay purchasing or selling any security for a Mutual Fund in order to profit personally.

D. Exemptions to the Code.

         The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.B:

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     1.       Non Sub-Advised Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies not sub-advised by Brandywine (including but not limited to Mutual Fund Clients). However, in absolutely no circumstances does this exemption apply for "Market Timing", "Late Trading", and any conflicts of interests involving non sub-advised Mutual Funds;

     2. Discretionary Advisory Accounts & Blind Trusts. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or trades for a discretionary investment account in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

     3. Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock. However, all Access Persons are also subject to Legg Mason's restricted periods for personal securities transactions in its stock. Contact the Compliance Department prior to purchase or sale of any Legg Masson stock to find out if the stock is restricted. Note: Legg Mason Stock is subject to and not exempt from all the procedures with regard to the treatment and dissemination of inside information regarding the stock and Legg Mason.

     4. Certain Involuntary Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

     5. Voluntary Corporate Actions. Applicable to Securities held by all Brandywine Clients or shares of Mutual Funds sub-advised by the firm. Any acquisition of securities or fund shares through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions, which requires the Access Person to take some action, and is available to 100% of the shareholders;

           Any such actions require pre-approval from the Compliance Department.

     6. Systematic Investment Plans. Any acquisitions of a security, and acquisitions or sales of Mutual Funds sub-advised by the firm pursuant to a systematic investment plan that has previously been approved by the Compliance Department. A systematic investment or withdrawal plan is one pursuant to which a prescribed purchase or sale will be made automatically on a regular, predetermined basis without affirmative action by the Access Person (e.g. Automated Payroll deduction investments by 401(k) participants, or automatic investment of fees by independent Directors.);

     7. Certain 401(k) Account Reallocations. Acquisitions or sales of Legg Mason Funds through an Access Person's 401(k) participant account that result from a reallocation of an Access Person's current account that does not materially alter the percentage of the account that is invested in a particular Legg Mason Fund (for

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              example, if an Access Person rebalances his or her current holdings to counteract the impact of market appreciation, the resulting transactions in any underlying Legg Mason Funds, if not material in relation to the overall composition of the account, would not be subject to pre-clearance or the prohibited transaction restrictions). The standards for applying this exemption must be approved in writing by the Compliance Department.

     8. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security;

     9. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures;

     10. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue;

     11.      Broad-Based Indices (Exchange Traded Fund's). The prohibitions in
              Section II.B.2. b, c, and d are not applicable to any Securities Transactions involving broad-based indices such as the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, MSCI Japan and Wilshire Small Cap indices. This exemption also applies to Sector Shares (SPDRS) and;

     12. Miscellaneous. Any transaction in the following: (1) Bankers Acceptances, (2) Bank Certificates of Deposit, (3) Commercial Paper, (4) Repurchase Agreements, (5) Direct Obligations of the U.S. Government (Treasuries & Agencies), (6) Variable Annuities,
              (7) Unit Investment Trusts, and (8) other Securities as may from time to time be designated in writing by Compliance on the grounds that the risk of abuse is minimal or non-existent. (Appendix 2)

E.   Reporting Requirements

     1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within 10 calendar days of commencement of employment and thereafter on an annual basis (December year end), an Access Person must acknowledge receipt and review of the Code and disclose all personal securities holdings in which such Access Person has a Beneficial Interest as well as other required information on the Code of Ethics Certifications form (Appendix
              5).

     2.       Transaction  and  Periodic  Statement  Reporting  Requirements.
              An Access Person must arrange for the Compliance Department to receive directly from any broker, dealer, or bank that effects any personal securities transaction in which the Access Person has or

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              acquires a Beneficial  Interest, duplicate copies of periodic
              (Monthly or Quarterly) custodial statements for each account in which such Access Person has a Beneficial Interest detailing all transactions, any fund sub-advised by Brandywine or any fund underwritten or advised by any affiliate of Brandywine.
              Legg Mason updates and distributes this list as needed. This requirement does not apply to accounts that are only capable of holding shares of open-end mutual funds not sub-advised by Brandywine, or an affiliate of Brandywine (as opposed to Securities). Attached as Appendix 6, is a form letter (407 Letter) that may be used to request these documents from the types of custodians listed above.

              If an Access Person opens an account at a broker, dealer, or bank that has not previously been disclosed, the Access Person must immediately notify the Compliance Department in writing of the existence of the account and make arrangements to comply with the requirements set forth herein. Access Persons should report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 7 and by entering the account information via CTIiTrade(TM).

              If an Access Person is not able to arrange for duplicate confirmations and periodic custodial statements to be sent, the Access Person must immediately notify the Compliance Department.

     3. Quarterly Personal Securities Transactions Reports. Each Access Person must complete Brandywine's Quarterly Personal Securities Transactions Report, which is provided by the Compliance Department. This report must be submitted to Compliance no later than 15 calendar days after the end of the quarter. The report requires you to indicate any new brokerage account(s) that you or your immediate family opened or closed during each calendar quarter. All quarterly transactions reports and brokerage statements will be reviewed and maintained by Brandywine's Compliance Department. A Quarterly Personal Securities Transaction Report is posted on Brandywine's Intranet Site. (See sample report Appendix 8)

     4. Disclaimers. Any report of a personal securities transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     5. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection by the Compliance Department of Brandywine, the Board of Directors of each Legg Mason Sub-Advised Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Legg Mason Code of Ethics Review Committee, the Compliance Departments of Legg Mason, Inc., Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing and the Securities and Exchange Commission.

III.          INFORMATION BARRIERS: SHARING INVESTMENT-RELATED INFORMATION

Please be aware that "Information Barriers" exist between the employees of Brandywine and the officers, directors, or employees of Legg Mason or any of its affiliates (collectively, "Affiliates"). These barriers also referred to as a "Chinese Wall" are designed to prevent the dissemination/disclosure of material, non-public (i.e., inside), confidential and proprietary information and to ensure that it does not and will not consult or enter into agreements with Affiliates regarding voting, acquisition, or disposition of any securities owned by its clients.

 Brandywine, a subsidiary of Legg Mason independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary investment management clients, unless otherwise required by rule, regulation, or law. In exercising this authority, the Brandywine does not consult or enter into agreements with officers, directors, or employees of Legg Mason or any of its Affiliates, regarding the voting, acquisition, or disposition of any securities owned by its investment management clients, and it intends to continue to conduct its business in a similar manner.

 Brandywine has adopted the following policies and procedures to ensure that it does not and will not consult or enter into agreements with Affiliates regarding voting, acquisition, or disposition of any securities owned by its investment management clients.

 Under ordinary circumstances, Brandywine's portfolio managers: (a) have exclusive authority to make voting and investment decisions with respect to securities held by the firm's investment management clients; (b) make all voting and investment decisions independently and without the participation of officers, directors, or employees of Affiliates; and (c) do not attempt to influence the voting or investment decisions to be made with respect to securities held by clients of Affiliates. All exceptions to this policy must be approved by Brandywine's Compliance Department. The firm's Compliance Department will maintain records of each exception in a file available for inspection by the Asset Management Group of Legg Mason's Compliance Department.

 Brandywine has established and will implement procedures designed to limit the flow of information to and from Affiliates relating to the voting and disposition of client securities.

Procedures

     1.  Establishment of Informational Barriers

         The Firm will maintain the following informational barriers:

o Except in circumstances where Brandywine has been retained to provide management services for a client of an Affiliate (e.g., retention as a sub-adviser), Brandywine will not share its client holdings reports or proxy voting records with individuals responsible for making voting or investment decisions ("Investment Personnel") for Affiliates, nor will Brandywine request such data from Affiliates.

o Brandywine will instruct its Investment Personnel to refrain from communicating its investment intent or voting intent with respect to specific securities held by the firm's clients during communications with Investment Personnel of Affiliates.

o Brandywine will not permit Investment Personnel of Affiliates to serve as members of the firm's Investment Committee, nor will it permit its Investment Personnel to serve as members of an investment committee established by Affiliates.

o Brandywine's traders will not coordinate orders for the firm's clients with trades for clients of Affiliates.

o Brandywine will provide a copy of these policies and procedures to all of its Investment Personnel.

     2.  Permitted Sharing of Information

         The informational barriers are not intended to prevent the free flow of information that could be classified as investment research or investment recommendations, nor are they intended to prevent Brandywine from discussing its investment philosophy or its analysis of securities with officers, employees, or Investment Personnel of Affiliates.

         The firm may also provide client holdings reports and reports describing its proxy voting record to management and administrative personnel employed by Affiliates; provided (i) such persons are not involved with voting or investment decisions and the firm's Compliance Department has approved the delivery of such information, including the specific recipients; or (ii) the public disclosure of such holdings reports or proxy voting records is required by rule, regulation, or law.

     3.  Administration and Assessment of Informational Barriers

         Brandywine's Compliance Department will administer the maintenance of the informational barriers and will maintain all records necessary to establish that the firm remains in compliance with its policies and procedures. Brandywine's Compliance Department must approve any exception to the policies and procedures described above and maintain a record describing the reasons for and conditions applicable to such approval. These records will be made available for inspection by the Asset Management Group of Legg Mason's Compliance Department.

Any questions regarding the application of these policies and procedures should be addressed to your Manager and the Compliance Department.

Brandywine's Compliance Department will also coordinate with the Asset Management Group of Legg Mason's Legal and Compliance Department to Schedule periodic assessments of the operation of the Firm's policies and procedures established to prevent the flow of information to and from affiliates relating to voting, acquisition, and disposition of client securities.

IV.      INSIDE INFORMATION & INSIDER TRADING

Federal and state securities laws prohibit both Brandywine and Access Persons from engaging in securities transactions for yourself or for others based on "inside information." These laws also prohibit you from disseminating inside information to others who may use that knowledge to trade securities (so-called "tipping"). These prohibitions apply to all Access Persons and extend to activities within and outside of your duties at the firm.

     1.  What Constitutes Insider Trading

             "Inside information" is defined as material nonpublic information about an issuer or security. Such information typically originates from an "insider" of the issuer, such as an officer, director, or controlling shareholder ((2)). However, insider-trading prohibitions also extend to trading while in possession of certain "market information." "Market information" is material nonpublic information which affects the market for an issuer's securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

             In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

o Information is deemed "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. Among the types of information which should be deemed to be material is information relating to:

                  (a) Increases or decreases in dividends;
                  (b) Declarations of stock splits and stock dividends;
                  (c) Financial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;
                  (d) Changes in previously disclosed financial information;
                  (e) Mergers, acquisitions or takeovers;
                  (f) Proposed issuances of new securities;
                  (g) Significant changes in operations;
                  (h) Significant increases or declines in backlog orders or the award or loss of a significant contract;
                  (i) Significant new products to be introduced or significant discoveries of oil and gas, minerals or the like;
                  (j) Extraordinary borrowings;
                  (k) Major litigation (civil or criminal);
                  (l) Financial liquidity problems;

(2) Certain outsiders who work for the corporation (such as investment bankers, lawyers or accountants) also can be deemed to be "insiders" under some circumstances.

                  (m) Significant changes in management;
                  (n) The purchase of sale of substantial assets; and
                  (o) Significant regulatory actions.

o "Material" information may also relate to the market for a company's securities. Information about significant trades to be effected for Brandywine's client accounts and sub-advised mutual funds, which in some contexts may be deemed as material inside information. This knowledge can be used to take advantage of price movements in the market that may be caused by the firm's buying or selling of specific securities for its clients.

o Information is considered "nonpublic" if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

o In the past, information has been deemed to be publicly disclosed if it was given to the Dow Jones Broad Tape, Reuters Financial Report, the Associated Press, United Press International, or one or more newspapers of general circulation in the New York City area.

o On the other hand, public dissemination is not accomplished by disclosure to a select group of analysts, broker-dealers and market makers; or via a telephone call-in service for investors. Note that there also is authority that disclosure to Standard and Poor's and Moody's alone may not suffice.

o The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider (Brandywine, for example) of ss.10 (b) of the Securities Exchange Act of 1934 and Rule 10 (b) 5) under the following conditions:

>> the insider intentionally breached a duty of confidentiality owed to the issuer's shareholders;

>> the insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;

>> the outsider knew or should have known that the insider breached a duty by disclosing the information; and

>> the outsider acts with scienter -- i.e., a mental state showing intent to deceive, manipulate or defraud.

o An outsider might also run afoul of the prohibition against insider trading under a "misappropriation" theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer's shareholders. An example of this would be a newspaper reporter who misappropriates information he has received in the course of his job writing articles for his employer, and then trades before that information becomes public. Another example would be an employee of an investment adviser who trades while in possession of material, nonpublic information he learns in the course of his advisory duties.

     2.  Penalties for Insider Trading.

              Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

                  (a)      Civil injunctions;
                  (b)      Disgorgement of profits;
                  (c)      Jail sentences;
                  (d) Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and;
                  (e) Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

             In addition to penalties provided by law, any violation of Brandywine's policies and procedures on insider trading can be expected to result in serious sanctions by the Company, including, without limitation, dismissal of the individuals involved.

     3.  Guidelines for Brandywine Employees

             In order to prevent even inadvertent violations of the ban on insider trading, all Brandywine employees must adhere to the following guidelines:

             a. All information about Brandywine's clients, including but not limited to the value of accounts; securities bought, sold or held; current or proposed business plans; acquisition targets; confidential financial reports or projections; borrowings, etc. must be held in strictest confidence.

             b. When obtaining material information about an issuer from insiders of the particular company, determine whether the information you learn has already been disseminated through "public" channels.

             c. In discussions with securities analysts, it also may be appropriate to determine whether the information the analyst provides has been publicly disseminated.

             d. If any employee determines that he or she has learned material, nonpublic inside or market information, notify Brandywine's Compliance Department and Legal Department of this fact immediately and refrain from disclosing this information to anyone else, unless specifically advised to the contrary. In this case, neither Brandywine nor its employees may effect transactions in the securities of the subject issuer, either for themselves or for any client, until such information has been publicly disseminated.

                  The following measures will be taken if necessary:

o Place the company on a "Watch List" and restrict the flow of non-public information to allow Brandywine's Investment Personnel and traders, who do not come into possession of the information, to continue their ordinary investment activities. (This list is highly confidential and may not be disseminated to anyone outside of Brandywine's Compliance Department.)

o Place the company on a "Restricted List" in order to prohibit trading in any security of the company, except non-solicited trades after specific approval by Brandywine's Compliance Department. (This list is highly confidential and may only be disseminated to certain individuals that Brandywine deems appropriate.)

             e. All employees must provide the Compliance Department with complete information about all securities transactions in which they or members of their immediate family engage, and must otherwise comply with Brandywine's Code of Ethics.

     4.       Investment Information Relating to Clients is Inside Information.

              In the course of your employment, you may learn about the current or pending investment activities of Brandywine's clients (e.g., actual or pending purchases or sales of securities). Using or sharing this information other than in connection with the investment of the firm's client accounts is considered acting on inside information and is therefore prohibited. In addition, your personal securities transactions must not be timed to precede orders placed for any client accounts (Brandywine or other client accounts), which could be considered as "front-running" or insider trading.

         If you have any questions regarding the above, please contact a member of the Compliance Department. Thank you.

V.       FIDUCIARY DUTIES & GENERAL BUSINESS CONDUCT- CONFLICTS OF
         INTEREST AVOIDANCE

Brandywine is committed to the highest standards of business conduct. Therefore, you must always act in the best interests of clients in order to protect the integrity of the firm. Giving or accepting gifts and gratuities in connection with your employment can raise questions about your impartiality and ethical values. To address these concerns, the procedures described below apply to general business conduct, the giving or accepting of gifts or gratuities in the course of your employment, and address your participation in outside activities.

A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Brandywine's Clients and mutual funds sub-advised by the firm, except to persons whose responsibilities require knowledge of such information.

B. Gifts and Gratuities. In no event should any Access Person offer or accept any gift of more than a de minimus value to or from any person or entity that does business with or on behalf of the firm. For purposes of this policy, "de minimus" shall be considered to be the annual receipt of gifts from the same source valued at $100.00 or less per individual recipient, when the gifts are in relation to Brandywine's business. The purpose of this restriction is to allow only proper and customary business gifts and gratuities. In no event should any Access Person offer or accept any gift in the form of cash, the gift cannot appear or be construed as a bribe or payoff, the gift cannot violate any laws or regulations, and would not be embarrassing to either the firm or client if made public.

         The following provisions on gifts apply to all Access Persons.

     1. Accepting Gifts. On occasion, because of their position, Investment Personnel may be offered, or may receive without notice, gifts from Clients, brokers, vendors, or other persons not affiliated with such entities. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, social gatherings or meetings conducted for business purposes, entertainment (e.g., tickets to sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

         Entertainment

         As stated above, the value of entertainment is $100 however, the value of entertainment may exceed $100, on an exception basis, provided that it is appropriate, reasonable, and customary and is hosted by either the adviser (if the adviser is providing the entertainment) or by the person providing the entertainment (if the adviser is on the receiving end).

         Gifts and Gratuities that could be considered not permissible are those that are extraordinary/extravagant or may give the appearance of impropriety or a quid pro quo. For example, gifts or gratuities received from brokers to whom Brandywine sends discretionary brokerage that would be considered not permissible could include, but not limited to:

o Transportation expenditures, such as airfare or rental car, when the cost of such expenditures can be calculated and reimbursed;

o Hotel or other lodging accommodation expenditures, when the cost of such expenditures can be calculated and reimbursed; or

o Tickets to major sporting events where the value of the tickets exceeds the de minimus value noted above (e.g. Super Bowl tickets, Masters final round tickets, etc.).

             If an Investment Person receives any gifts that might be prohibited under the Code, they must decline and return the gift in order to protect the reputation and integrity of Brandywine and immediately inform the Compliance Department.

     2. Solicitation of Gifts. Access Persons may not solicit gifts or gratuities.

     3. Giving Gifts. Access Persons may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or Clients of the firm.

C. Political Contributions. Access Persons are prohibited from making political contributions for the purpose of obtaining or retaining Brandywine or its affiliates as investment advisers. Access Persons are specifically prohibited from making political contributions to any person who may influence the selection or retention of an investment adviser by a government entity. Access Persons will be required to certify annually that they will comply with this provision.

D. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to Brandywine's Clients. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to Brandywine for its Clients.

E. Undue Influence. Access Persons may not cause or attempt to cause any Client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Client account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for Brandywine's Clients (or, if the Access Person in question is a person with authority to make investment decisions for Brandywine's Clients, to the Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

F. Outside Activities. Without the prior written approval of your Manager, an Access Person may not engage in any outside business activities that may give rise to conflicts of interest or the appearance of conflicts of interest or otherwise jeopardize the Integrity or reputation of Brandywine or any of its Affiliates. Whether a particular outside activity may be approved will depend on a variety of factors including the extent to which the proposed activity could violate any law or regulation, interfere with your responsibilities to the firm, involve prolonged absences during business hours, or compete with our interests. Additionally, the possibility of adverse publicity and potential liability to the firm will be weighed. A copy of the written approval is to be given to the Human Resource & the Compliance Department.

              All Pre-Existing Outside Activities performed by Access Persons will need to be disclosed to the Compliance Department. The Compliance Department and on an as needed basis, the Investment Committee will review the activity to ensure that no conflicts of interest exist and retain documentation evidencing the review. On an annual basis, all Access Persons are required to complete a Code of Ethics certification, which requires disclosure of all outside activities. (See Appendix #5.

G. Serving as a Director. No Investment Person may serve on the board of directors of a publicly traded company (other than Brandywine, its affiliates, and any mutual funds sub-advised by Brandywine) without prior written authorization by the Compliance Department and/or the Executive Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated from Brandywine's investment decision-making process with respect to that company, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits. Further, Access Persons other than Brandywine's Investment Personnel must notify the Compliance Department if asked to serve as a board member of a public company. In addition, all Investment personnel are required to disclose such position annually on the Code of Ethics Certification. (See Appendix 5)

H. Travel & Lodging. Access Persons may not directly or indirectly accept payment for travel and lodging expenses from any person or entity that does business with the firm or any Affiliates without prior written approval of your Manager. Similarly, an Access Person may not directly or indirectly provide payment for travel or lodging expenses for any person without prior written approval of your Manager.

I. Personal Trading Activity. Apart from the specific rules stated above, all purchases and sales should be arranged in a manner as to avoid not only actual improprieties but also the appearance of impropriety, and avoid any conflict with clients in order to implement the intent of this policy. Personal trading activity must not be timed to precede orders placed for any client. Additionally, trading activity must not be excessive so as to conflict with your time spent in fulfilling your daily job responsibilities.


VI.      COMPLIANCE WITH THE CODE OF ETHICS

     1. Investigating Violations of the Code. The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the firm's Chief Administrative Officer and/or the Executive Committee. The Compliance Department, Chief Administrative Officer and/or the Executive Committee are responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Investment & Executive Committee no less frequently than annually.

     2. Annual Review. The Compliance Department will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will make changes as necessary.


A.            Remedies

     1. Sanctions for Code & Insider Trading Violations. If Compliance, the Chief Administrative Officer and/or the Executive Committee determines that an Access Person has committed a violation of the Code, depending on the severity the Committee may impose sanctions and take other actions as it deems appropriate, including a:

o        Warning (verbal or written letter);
o        Reprimand;
o        Reassignment of Duties;
o Suspension of activities (e.g., your ability to trade personal accounts);
o        Suspension of employment (with or without compensation);
o Monetary fine (e.g., including a reduction in salary or bonus) and/or civil referral to the Securities and Exchange Commission;
o Request that the Access Person sell the security in question and disgorge all profits to a charity;
o Require the Access Person to reverse the transaction in question and forfeit any profit (e.g., disgorge profit to a charity chosen by Brandywine) or absorb any loss associated or derived as a result. Compliance, the Chief Administrative Officer and/or the Executive Committee shall calculate the amount of profit. In addition to or in lieu of the forfeit/absorption of profits/losses, Compliance, the Chief Administrative Officer and/or the Executive Committee as needed may also impose other financial sanctions;
o        Criminal referral;
o        Termination of the employment of the violator for cause; or
o        A combination of the foregoing.

         If Compliance, the Chief Administrative Officer and/or the Executive Committee determine that an Access Person Traded securities while in possession of material nonpublic information or improperly communicating that information to others (especially to employees of affiliated firms) may expose the Access Person to stringent penalties. Regardless of whether a government inquiry occurs, Brandywine views any violation of these procedures seriously. Such violations may constitute grounds for immediate dismissal.

         In addition, government authorities and regulatory bodies, such as the SEC, may impose penalties for violations of various securities laws. These penalties may include:

o        Formal censure;
o        Monetary fines (up to $1,000,000);
o        Disgorgement of profits;
o        Suspension from securities-related activities;
o        Disbarment from the securities industry;
o        Imprisonment (up to 10 years); or
o        A combination of the foregoing.

         Any monetary sanctions may be deducted from the violating Access Person's pay, provided that they are given notice and a right of appeal. All amounts received by Brandywine under this section shall be forwarded to a charitable organization selected by Compliance, the Chief Administrative Officer and/or the Executive Committee. No member of Compliance, the Chief Administrative Officer and/or the Executive Committee may review his or her own personal transactions. Guidelines regarding the imposition of sanctions, as well as examples of potential sanctions and/or fines are attached as Appendix 4 hereto.

     2. Sole Authority. Compliance, the Chief Administrative Officer and/or the Executive Committee, as needed, has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

     3. Review. Whenever Compliance, the Chief Administrative Officer and/or the Executive Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than annually to the Executive Committee, information relating to the investigation of the violation, including any sanctions imposed.

     4. Reporting of Violations to Certain Third Parties. Where required, Compliance will report material violations of the Code to appropriate third parties, including Mutual Fund Boards for which Brandywine acts as sub-adviser. For purposes of this section, material violations do not include any violations which are not in direct conflict with trading activities or holdings in the relevant account(s), nor does it include a failure to pre-clear where there is no conflict with such trading activity. Not withstanding, the foregoing, Compliance will report all violations of the Code of Ethics involving Access Persons to the Legg Mason Funds on a quarterly basis.

C.            Exceptions to the Code.

              Although exceptions to the Code will rarely, if ever, be granted, the Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if they find that the proposed conduct involves negligible opportunity for abuse. All exceptions must be in writing and must be reported as soon as practicable to the Chief Administrative Officer and/or the Executive Committee if necessary.

D.            Inquiries Regarding the Code.

              The Compliance Department will answer any questions about this Code or any other compliance-related matters.

VII.     ANNUAL REVIEW OF THE CODE

     At least annually (January), Brandywine's Compliance Department shall report to the Investment and/or Executive Committee regarding the following:

     1. All existing procedures concerning all Access Persons' personal trading activities and any procedural changes made during the past year;

     2.       Any recommended changes to the Code of Ethics; and

     3. A summary memo detailing all violations of the Code of Ethics and any sanctions imposed that occurred during the past year which required corrective action to be taken.


VIII.    ANNUAL CERTIFICATION OF COMPLIANCE

     All Access Persons must annually (December 31 year end) certify to the Compliance Department that:

     1. They have read and understand that the Code of Ethics applies to them and agree to comply with all aspects; and

     2. They have reported all personal securities transactions required to be reported under the Code, all brokerage accounts, (Discretionary & Non Discretionary) and outside activities. (See Code of Ethics Certification Form Appendix 5)

IX.      DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

         "Access Person" means:

                (1)      every director or officer of Brandywine;

                (2)      every employee of Brandywine;

                (3) every natural person in a control relationship with Brandywine who obtains information concerning recommendations made with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

                (4) such other persons as the Compliance Department shall designate.

         Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1 of the IA Act 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

         "Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

                (1)      any Security owned individually by the Access Person;

                (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

                (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if: a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access
                                  Person acts as trustee, executor, or
                                  guardian); or

                         b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

                         c. In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person.

                                  (i)     This presumption may be rebutted if
                                          the Access Person is able to provide
                                          the Compliance Department with
                                          satisfactory assurances that the
                                          Access Person has no material
                                          Beneficial Interest in the Security
                                          and exercises no control over
                                          investment decisions made regarding
                                          the Security. Access Persons must
                                          complete the relevant portions of
                                          the Code of Ethics Certifications
                                          form attached as Appendix 5 in
                                          connection with such requests.

         Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

         "Brandywine" means Brandywine Asset Management, LLC.

         "Client Account" and/or "Client" means all existing clients of Brandywine, including but not limited to Mutual Fund clients. "Code" means this Code of Ethics, as amended.

         "Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security that is exchangeable for or convertible into the underlying security including, but not limited to, options, rights, warrants, stock appreciation rights, preferred stock, restricted stock, phantom stock, and bonds. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

         "Immediate Family" of an Access Person means any of the following persons:

         Child                      Grandparent                Son-in-law
         Stepchild                  Spouse                     Daughter-in-law
         Grandchild                 Sibling                    Brother-in-law
         Parent                     Mother-in-law              Sister-in-law
         Stepparent                 father-in-law

         Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety, which this Code is intended to prevent.

         "Investment Personnel" and "Investment Person" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions. This includes research analysts and traders.

         "Compliance Department" means the Compliance Department of Brandywine as shown on Appendix 1.

         "Portfolio Manager" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund. One need not bear the official title of Portfolio Manager to be so designated for purposes of this Code.
         "Securities Transaction" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

         "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, initial public offerings or a security of limited offering (A limited offering is defined as "securities that are offered pursuant to Sections 4(2) or 4(6) of the Securities Act of 1933, as amended, or Regulation D, thereunder"), investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

X.       APPENDICES TO THE CODE

 The following appendices are attached to and are a part of the Code:

         Appendix 1.       Compliance Department Contacts;

         Appendix 2.       Securities Transactions Designated as Exempt from
                           Code of Ethics Prohibitions by Compliance;

         Appendix 3.       CTIiTrade(TM) Pre-Clearance System Instruction Memo;

         Appendix 4.       Guidelines for Sanctioning Violations of the Code of
                           Ethics;

         Appendix 5.       Code of Ethics Certifications;

         Appendix 6.       Form of Letter to Broker, Dealer or Bank;

         Appendix 7.       New Account(s) Report;

         Appendix 8.       Quarterly Personal Securities Transaction Report;

         Appendix 9.       Brandywine's Privacy Policy; and

         Appendix 10.      Personal Security Transaction Approval Form

         Appendix 11.      Legal and Statutory References

                                   Appendix 1

                         COMPLIANCE DEPARTMENT CONTACTS





                          COMPLIANCE DEPARTMENT

                          Aaron D. De Angelis, CPA - Director of Compliance Antoinette C. Robbins, Deputy Director of Compliance Colleen Morales, Associate

                                   Appendix 2

        SECURITIES TRANSACTIONS DESIGNATED as EXEMPT from CODE of ETHICS
                           PROHIBITIONS by COMPLIANCE


The following types of securities have been designated as exempt from pre clearance and treatment as a prohibited transaction on the ground that the risk of abuse is minimal or non-existent:

                                   APPENDIX 3
           Memorandum

           To:     EMPLOYEE_NAME
           From:   Aaron DeAngelis
           Date:   4/1/2004
           Re:     CTIiTrade(TM) - Personal Trading System Instructions and
                   Information

--------------------------------------------------------------------------------
           The following are the instructions necessary to enable you to input your trade requests into CTIiTrade. Your access levels for the various mutual funds and separate accounts are as follows:



------------------ ---------------- ---------------- ---------------- ------------------ ---------------- ---------------
Separate Accounts  Legg Mason Small AMR Small Cap    First Mercantile Legg Mason Classic AMR Large Cap    AMR Balanced
                   Cap Value #194   #223             #193             Valuation #253     #147             #148
------------------ ---------------- ---------------- ---------------- ------------------ ---------------- ---------------
------------------ ---------------- ---------------- ---------------- ------------------ ---------------- ---------------
Separate_Accounts  Legg_Mason_Small AMR_Small_Cap_22 First_Mercantil  Legg_Mason_Classic AMR_Large_Cap_14 AMR_Balanced_148
                   Cap Value        #223             #193             Valuation #253     #147             #148
------------------ ---------------- ---------------- ---------------  ----------------   ---------------- ---------------


------------------ ----------------- ----------------- ---------------- ----------------
Separate Accounts  Smith Barney Trac Russell Multi-sty Russell U.S.Val  Pitcairn Int'l.
                   Fund #289         Equity #327       Fund #4754       Equity Fund #6009
------------------ ----------------  ----------------- ---------------- ----------------
------------------ ----------------  ----------------- ---------------- ----------------
Separate_Accounts  Smith_Barney_Tra  Russell_Multisty  Russell_US_Valu  Pitcairn_Intl_
                                                                        Equity_Fund_6009
------------------ ----------------  ----------------  ---------------  ----------------



           To access CTIiTrade(TM), click on Internet Explorer either from your desktop or from the Start-up menu. You cannot use Netscape or any other program to access the system and you will be held responsible for any violations resulting from using the wrong program. Then click on "Favorites" and choose the CTIiTrade(TM) icon. Please note that this `site' is not actually on the Internet and you will not be able to access it via a web address. CTIiTrade uses a web-based browser format, but is actually located only on the Brandywine network. You can access it at home or on the road only if you are able to dial in to the network. If you do not have this capability, you are not permitted to place any trades until you return to the office and receive an approval from CTIiTrade.

           In order to log into the system for the first time, insert the access information below into the appropriate spaces and press "Login".

                  Your Employee Code is ID_;
                  Your Initial Password is INITIAL_PASSWORD;


_________________________________
1 Please refer to the Code of Ethics for an explanation of the rules associated with each access level.
             AP - Access Person; IP - Investment Person; PM - Portfolio Manager

           The first time you login, you'll need to use your initial password. Once in, you may change your password (minimum of 6 characters, maximum of 8) by clicking the "Change Password" link and following the on-screen directions. To enter a trade request:


o          Fill in the ticker symbol of the security and press "Lookup."
           This should prompt either a message indicating that the security is unknown to the system or a box containing a description of the security.

o If the descriptive box appears, verify that the information is accurate and click on the blue hyperlink This will automatically fill in the security descriptive fields in your request box. Do not fill in the Security Name field - allow the system to do it for you by clicking the "Lookup" button.

o If the security is unknown to the system, it will allow you to create the security within the system by following system prompts, but only if you used the "Lookup" feature.
           When doing this, please be sure to check your accuracy. This feature will allow you to have your requests processed instantaneously as opposed to waiting for an administrator to add the security for you. If there are too many inaccurately added securities, we will have to take over this function, so please be careful.

o The next field you'll need to complete will be the brokerage account field. This field has a drop down box, which should list all of your brokerage accounts2.

o Pull down the drop box for transaction type and choose the appropriate action (buy, sell, buy short, sell short).

o Fill in the fields for quantity (can be greater than actual amount to be traded, but not less) and price (can use any number, but must be filled in).

o The last field is "Trade Date" which will default to the current date and is not to be changed.

____________________________________________________
2 Although the system requires you to insert an account number, you may in some instances select a single account for trades across multiple accounts.
See Helpful Hints.

o Once your information is complete, simply press "Submit Request" and you should receive an immediate approval or denial.



           When inputting any information into the system, please be as thorough and accurate as possible. Please help us maintain the system's reliability by proofing your inputs before hitting "Submit Request".

           The system will not allow any backdated requests to be entered. Please note that it is a violation of the Code of Ethics for any Brandywine employee to enter into a security transaction without first receiving approval from the Personal Trading System. Any occasions where confirmations are received without an approval having been obtained will be treated by Compliance as violations of the Code of Ethics. In the event that you have honestly forgotten to make a request before placing a trade you should immediately bring it to the attention of the Legal and Compliance Department. Better that it should come from you than have an unmatched confirm alert us to the violation. Do not under any circumstances attempt to input a request after the fact.

           Once you submit your request, CTIExaminer(TM) will test the request against the current trade blotter as well as mutual fund holdings in accordance with your access level. Once the test is complete, it will respond to you with either an approval or denial of your request. Per the Code of Ethics, an approval is effective until the close of business on the trading day following the approval. It goes without saying (but I'll say it anyway) that a denial is unequivocal and means that you may not make the requested trade at that time.

         HELPFUL HINTS

o AGGREGATE YOUR SHARES: If you are trading the same security across multiple accounts, aggregate the total number of shares to be traded and only enter a single request (as if all trades were in a single account). It doesn't matter which account you choose - your confirmation statement will give us that information.

o Use the Lookup Feature: When entering a ticker, do not complete the fields for security description, type, etc. yourself - Immediately after entering the ticker symbol, simply click on the Lookup button. A window will appear which will either include the ticker underlined in blue, or a message that the security does not exist in the database along with prompts for you to enter the ticker. If you fail to use the Lookup feature, not only do you run the risk of mis-entering information, you will lose the opportunity to add the security and proceed immediately with your request.

o Accuracy Counts: Make sure all information is complete and correct before submitting your trade requests. Pay special attention to the direction of your request. While it may seem minor, requesting a `buy' when you are actually executing a `sell' wreaks havoc on the system's electronic matching abilities. It can also result in the appearance of a pre-clearance violation (or in some instances a 60-day violation).

o Fewer Requests are Best: Although it is generally OK to have `untraded' requests in the system, they do increase the likelihood of a false denial or false violation in some instances. If possible, please refrain from entering requests unless you are fairly certain you will be executing those trades. If you receive a denial, please do not continue to make repeated requests - you will simply continue to receive denials. If you have reason to believe the denial is inaccurate, please contact Aaron and she will investigate it.

o Print Your Approvals: Although the system is capable of many things, it is only as good as the information put into it. Electronic matching requires that multiple fields in both the request and the confirm be identical. For this reason, it is possible that one of your trades will appear to be a violation at first and will need to be investigated. Retaining copies of your approvals will go a long way towards ensuring that any discrepancies will be resolved in your favor. Without documented proof that you received an approval, the system's interpretation of your trade will govern and a violation may be incurred.

           SPECIAL TRADING PROCEDURES
           The following types of trades have special rules regarding the manner in which they must be input into the system. Failure to follow these procedures will disrupt the flow of the system and may result in violations.

           BONDS

            Rule: When entering your trade request you must enter the CUSIP in the ticker field and use the Lookup feature to complete the remainder of the request.

       In the event that the CUSIP is not recognized by the system, you may add it, however, you must be sure to enter "Bond" as the security type.

       GOOD `TIL CANCELLED, LIMIT ORDERS
       (& all other transactions which could involve a separation between the placement and execution dates)

              Rule: Approval of initial limit order request must be printed and submitted to Legal & Compliance w/ a notation indicating that the request was for a GTC or limit order on the day of its placement.

       Once the initial request to place such an order is approved, there is no need to re-enter that request daily until it is executed. Due to the fact that the system will view the ultimate confirm as unrequested (because of the date differences), you will initially appear to have failed to pre-clear. In order to eradicate that violation, we must have a previously submitted copy of your approval denoted as a limit order. If we don't have an acceptable approval printout at the time the confirm is received, your trade will be treated as a preclearance violation.

         OPTIONS

                  Rule: Requests must be entered as the underlying ticker only (not the option ticker) and must be in the direction of the net effect of the trade in accordance with the following chart; a printout of your approval must be submitted to the Legal and Compliance Department on the date the order is placed along with a notation indicating that an option order has been placed.

------------------------------------- ----------------------------------- -----------------------------------
Transaction Type                                    PUT                                CALL
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
BUY                                   Enter CTI request as a SELL         Enter CTI request as a   BUY
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
SELL                                  Enter CTI request as a   BUY        Enter CTI request as a SELL
------------------------------------- ----------------------------------- -----------------------------------

It is absolutely necessary that you print out a copy of your approval and submit it to Legal & Compliance at the time the order is initiated. This must be done in order to match up the ultimate disposition of the underlying security to your original request, as well as to enable us to input the option trade appropriately once a confirm is received. Failure to submit a printout ahead of time may result in a failure to pre-clear violation. Options are an extremely complicated trade for us to handle and it is imperative that you abide by the above rules in order to ensure that confirms and requests are matched properly.

Thank you for your attention. If you need further clarification or instructions on use of the system, please don't hesitate to contact Colleen or Aaron for assistance.

                                   Appendix 4

           GUIDELINES for SANCTIONING VIOLATIONS of the CODE OF ETHICS

Each violation of the Code of Ethics will be reviewed and addressed on a case-by-case basis. More serious violations of the Code will be dealt with more severely. The following chart sets out a range of violation types as well as potential sanctions. This chart is not intended to align specific sanctions with a particular violation type, nor does it include every conceivable violation type or sanction.

------------------------------------------------------ ----------------- ---------------------------------------------------
Range of Violation Types                                                 Range of Potential Sanctions
------------------------------------------------------ ----------------- ---------------------------------------------------
                                                       Least severe
o        Inadvertent failure to pre-clear a                              o        Verbal or written warning and
     transaction in a non-exempt security                                     notification of Legg Mason Fund Board where
                                                                              appropriate


o        Inadvertent failure to pre-clear a                              o        Donation of gains to charity, or
     transaction in a prohibited security                                      absorption of losses, following reversal of
                                                                               trade


o        Repeat offenses, even if inadvertent                            o        Personal Transaction Memo provided to
                                                                               Executive Committee detailing repeat
                                                                               offenders and possible fines to be donated
                                                                               to charity by Brandywine


o        Reckless disregard of the Code (repeat                          o        Suspension of personal trading privileges
     offenders)

o        Intentional disregard of the Code                               o        Termination of employment and

                                                                         o        Criminal or civil notification of SEC
                                                       Most severe
------------------------------------------------------ ----------------- ---------------------------------------------------

Verbal or written notification of each violation of the Code will be communicated to the individual involved and may, if appropriate, be sent to his or her supervisors informing them of the nature of the violation, the actions being taken and whether the violation is required to be reported to a Mutual Fund Board.

The following examples illustrate the manner in which Compliance, the Chief Administrative Officer and/or the Executive Committee might deal with multiple violations in the form of a failing to pre-clear a personal trade:

         First Violation Example:

         A failure to pre-clear will result in an investigation as to whether the executed trade would have been permitted had it been pre-cleared on the appropriate date. If the trade would have been approved, a verbal or written notification will be given to the individual, if written memo will be placed in their file. If the trade would not have been approved, the individual may be required to break the trade immediately (assuming the prohibited transaction was a purchase), and bear all losses and costs associated therewith. If a broken trade or an unapproved sale results in a profit, the individual may be required to donate an amount equal to the profit to a charity of Brandywine's choice.



         Second Violation Example:

         Regardless of whether the trade would have been approved, the individual might be required to break it (in the event of an unapproved purchase) and to absorb any losses or donate any proceeds to a charity of Brandywine's choice.

         Third Violation Example:

         Upon a third violation, in addition to breaking the trade, etc., the individual's personal trading privileges may be suspended for some length of time (30 days, for example). In some cases, a warning might be given to the effect that additional violations could result in even more severe sanctions.

Financial Sanctions:

Brandywine's Compliance Department, the Chief Administrative Officer and/or the Executive Committee reserves the right, at its discretion, to assess fines in any amount it deems appropriate. Nevertheless, Compliance, the Chief Administrative Officer and/or the Executive Committee will generally use the following table as a guide for inadvertent violations, taking into account all other inadvertent violations within the prior 12 months. Employees will receive notice of their violation and will have 30 days in which to either pay by check or submit an appeal in writing to the Legal and Compliance Department. If neither a check nor appeal is submitted, the fine may be deducted from the employee's pay on the next available payroll. If the amount of the employee's pay is insufficient to cover the fine, an arrangement may be worked out under which installment deductions may be made. Brandywine will then forward those amounts to the charity of Brandywine's choice. Tax deductions may not be taken by violating employees on those amounts. Should an employee avail themselves of the right of appeal, they may be required to personally appear in front of Compliance, the Chief Administrative Officer and/or the Executive Committee to discuss their violation. Failure to appear as scheduled may result in the nullification of the appeal and a payroll deduction may be made on the following payroll.

---------------------------- ------------------ ------------------ ------------------- ------------------
Total Value of Trade         First Fine         Second Fine        Third Fine          Further Fines
(shares * price)             (base * 1)         (base * 2)         (base * 3)          (base * #)
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
0 - $5,000                   $50.00             $100.00            $150.00                   . . .
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
$5,001 - $10,000             $100.00            $200.00            $300.00                   . . .
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
$10,001 - $25,000            $200.00            $400.00            $600.00                   . . .
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
$25,001 - $50,000            $300.00            $600.00            $900.00                   . . .
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
$50,001 - $100,000           $500.00            $1,000.00          $1,500.00                 . . .
---------------------------- ------------------ ------------------ ------------------- ------------------
---------------------------- ------------------ ------------------ ------------------- ------------------
Over $100,001                $1,000.00          $2,000.00          $3,000.00                 . . .
---------------------------- ------------------ ------------------ ------------------- ------------------

                                   Appendix 5
                          CODE OF ETHICS CERTIFICATIONS

I acknowledge that I have received the Code of Ethics dated and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. I have read the CTIiTrade(TM) - Personal Trading System Instructions and Information attached to the Code of Ethics as Appendix 3 and I understand that I am required to follow the procedures outlined in those instructions prior to entering into any Securities Transactions. In accordance with
     Section II.A. of the Code, I will obtain prior authorization from the CTIiTrade(TM) system for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section II.C.1 of the Code.

3. In accordance with Section II.D.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I have read the Guidelines for Sanctioning Violations of the Code of Ethics attached to the Code of Ethics as Appendix 4, I understand that any violations of the Code of Ethics will be treated on a case by case basis and that sanctions may include, but are not limited to those included in the Guidelines. I agree to have any fines which may be imposed deducted from my pay, subject to my right of direct payment and/or appeal, and to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code pursuant to the direction of Compliance.

5. I have read within the Code of Ethics the Policy & Procedures regarding Inside Information, and I understand that it applies to me and I agree to abide by it.

6. I have read the Privacy Policy attached to the Code of Ethics as Appendix 9, I understand that it applies to me and I agree to abide by it.

7. I certify that I will comply with Section III.C. of the Code of Ethics pertaining to the making of political contributions.

8. I certify that I have read the Information Barriers Policy included in the Code. The "Information Barriers" exist between the employees of Brandywine and the officers, directors, or employees of Legg Mason or any of its affiliates (collectively, "Affiliates"). These barriers also referred to as a "Chinese Wall" are designed to prevent the dissemination/disclosure of material, non-public (i.e., inside), confidential and proprietary information and to ensure that it does not and will not consult or enter into agreements with Affiliates regarding voting, acquisition, or disposition of any securities owned by its clients.

     Brandywine, a subsidiary of Legg Mason independently and exclusively maintains and exercises authority to vote, acquire, and dispose of securities for its discretionary investment management clients, unless otherwise required by rule, regulation, or law. In exercising this authority, the Brandywine does not consult or enter into agreements with officers, directors, or employees of Legg Mason or any of its Affiliates, regarding the voting, acquisition, or disposition of any securities owned by its investment management clients, and it intends to continue to conduct its business in a similar manner.

9.   I will also comply with the Code of Ethics in all other respects.

10. In accordance with Section II.D.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:


1) Provide the information requested below for each account over which you have discretionary authority that is owned by either yourself or a member of your Immediate Family and maintained with a broker, dealer or bank. Indicate "None" if appropriate.

---------------------------------------- -------------------------------------- --------------------------------------
NAME OF BROKER, DEALER, or BANK*                     ACCOUNT TITLE                         ACCOUNT NUMBER
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------


---------------------------------------- -------------------------------------- --------------------------------------


2) Attach the most recent account statement for each account identified above, provided that it is dated no more than 30 days prior to the date on which this document is signed.

3) Provide the information requested below for each Security owned by you or a member of your Immediate
Family over which you have discretion that is not listed on an attached account statement. Indicate "None"

 if appropriate.

---------------------- -------------------- -------------------- ---------------------------- -------------------------
NAME OF BROKER,        ACCOUNT TITLE        ACCOUNT NUMBER       NAME OF SECURITY             NUMBER OF
DEALER, OR BANK*       (include name of                                                       SHARES/PRINCIPAL AMOUNT
                       Account Owner)
---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------
---------------------- -------------------- -------------------- ---------------------------- -------------------------

---------------------- -------------------- -------------------- ---------------------------- -------------------------

________________________________
* Accounts which are only capable of holding mutual funds that are not sub-advised by Brandywine are exempt from this reporting requirement.
* Accounts which are only capable of holding mutual funds that are not sub-advised by Brandywine are exempt from this reporting requirement.

                      (Attach separate sheet if necessary)



4) (Investment Personnel only) Provide the information requested below for each Private Equity investment owned by you or a member of your Immediate Family in which you have a Beneficial Interest. Indicate "None" if appropriate.

                      (Attach separate sheet if necessary)

------------------------------------------------- ------------------------------------------- -------------------------
NAME OF ENTITY                                    ACCOUNT OWNER                               NUMBER of SHARES (or %
                                                                                              of ownership)
------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------

------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------

------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------

------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------

------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------


------------------------------------------------- ------------------------------------------- -------------------------
------------------------------------------------- ------------------------------------------- -------------------------


------------------------------------------------- ------------------------------------------- -------------------------


5) Provide the information requested below for each Security or account maintained with a broker, dealer or bank owned by you or an Immediate Family member residing in your household, over which you do not have discretionary authority (e.g. as with a blind trust).

------------------------- --------------------------------------- --------------------------- -------------------------
RELATIONSHIP of           ACCOUNT TITLE (include name of          BROKERAGE FIRM              ACCOUNT NUMBER
IMMEDIATE FAMILY MEMBER   Account Owner)
------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------
------------------------- --------------------------------------- --------------------------- -------------------------

------------------------- --------------------------------------- --------------------------- -------------------------

                      (Attach separate sheet if necessary)

6) I certify that with respect to each of the accounts listed above (initial appropriate boxes):

____ I do not own individually or jointly with others any of the securities held in the account.

____    I do not possess or exercise decision making authority over the account.

____ I do not act as a broker or investment adviser representative for the account.

11. BOARD MEMBERSHIPS (Investment Personnel Only) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies on which I serve as a member of the board of directors. Indicate "NA" or "None" if appropriate.

------------------------------------------------------------ ----------------------------------------------------------
NAME OF COMPANY                                              BOARD MEMBER SINCE
------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------
------------------------------------------------------------ ----------------------------------------------------------

------------------------------------------------------------ ----------------------------------------------------------


12. DIRECTORSHIPS & OTHER POSITIONS (other than charitable or educational organizations. The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in business organizations, partnerships, proprietorships and trusts. Indicate "NA" or "None" if appropriate.

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
NAME OF COMPANY                          POSITION                            TYPE OF BUSINESS   FROM        TO
---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------


13. DIRECTORSHIPS & OTHER POSITIONS (charitable or educational organizations) The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in charitable and educational organizations. Indicate "NA" or "None" if appropriate.

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
NAME OF COMPANY                          POSITION                            TYPE OF BUSINESS   FROM        TO
---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------
---------------------------------------- ----------------------------------- ------------------ ----------- -----------

---------------------------------------- ----------------------------------- ------------------ ----------- -----------

14. MISCELLANEOUS OUTSIDE ACTIVITIES: An Access Person may not engage in any outside business activities that may have a conflict of interest or even the appearance of a conflict of interest that would jeopardize the Integrity or reputation of Brandywine or any of its Affiliates. The following factors will be considered before approval is granted by Compliance for the activities listed below: (1) Violation of any law and/or regulation; (2) Interferes with job duties & responsibilities; (3) Causes prolonged absences during required work hours; and (4) competes or conflicts with Brandywine's disciplines or interests. Indicate "NA" or "None" if appropriate.


--------------------------------------- ---------------------------------- ------------------ ------------ -----------
NAME OF COMPANY                         POSITION                           TYPE OF BUSINESS   FROM         TO
--------------------------------------- ---------------------------------- ------------------ ------------ -----------
--------------------------------------- ---------------------------------- ------------------ ------------ -----------

--------------------------------------- ---------------------------------- ------------------ ------------ -----------
--------------------------------------- ---------------------------------- ------------------ ------------ -----------

--------------------------------------- ---------------------------------- ------------------ ------------ -----------
--------------------------------------- ---------------------------------- ------------------ ------------ -----------

--------------------------------------- ---------------------------------- ------------------ ------------ -----------
--------------------------------------- ---------------------------------- ------------------ ------------ -----------

--------------------------------------- ---------------------------------- ------------------ ------------ -----------
--------------------------------------- ---------------------------------- ------------------ ------------ -----------

--------------------------------------- ---------------------------------- ------------------ ------------ -----------

15. I certify that the information on this form is accurate and complete as of today's date.

16. I agree to immediately advise the Compliance Department of Brandywine of any material changes to the information contained on this form.


_________________________
Access Person's Name


_________________________                              _______________________
Access Person's Signature                              Date

                                   Appendix 6

                    FORM OF LETTER TO BROKER, DEALER OR BANK


                                    __________________________, 200_


_______________________________
Name of Broker, Dealer or Bank



________________________________________
Street Address of Broker, Dealer or Bank


___________________________________________________
City, State and Zip Code of Broker, Dealer or Bank

         Re:      Account # ________________________________________________


To whom it may concern:

My employer, Brandywine Asset Management, LLC., is a federally registered Investment Adviser. Pursuant to my employer's Code of Ethics, I am required to instruct you to send duplicate confirmations of individual securities* transactions as well as duplicate periodic brokerage* statements for the referenced account directly to:

                     SJL - Brandywine Asset Management, LLC
                       201 North Walnut Street, Suite 1200
                                   MSC: COETH
                              Wilmington, DE 19801

Thank you for your cooperation. If you have any questions, please contact me or the Brandywine Compliance Assistant at (302) 654-6162.

                                   Sincerely,

                                   _____________________________________




______________________________________
* ACCOUNTS WHICH ARE ONLY CAPABLE OF HOLDING MUTUAL FUNDS THAT ARE NOT SUB-ADVISED BY BRANDYWINE ARE EXEMPT FROM THESE REPORTING REQUIREMENTS.

                                            Printed Name of Brandywine Employee


                                   Appendix 7

                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
                                                          ADDRESS, PHONE # & E-MAIL
  DATE OPENED       NAME of BROKER, DEALER or         ADDRESS of BROKER, DEALER or BANK          ACCOUNT TITLE      ACCOUNT NUMBER
                  BANK*
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------
----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------

----------------- ------------------------------- ------------------------------------------ ---------------------- ----------------



                                            ___________________________________
                                            Access Person's Name  (Please print)



                                            ___________________________________
                                            Access Person's Signature


                                            ___________________________________
                                            Date

________________________________
** Accounts which are only capable of holding mutual funds that are not sub-advised by Brandywine are exempt from this reporting requirement.

                                   Appendix 8
--------------------------------------------------------------------------------
                        BRANDYWINE ASSET MANAGEMENT, LLC
                     PERSONAL SECURITIES TRANSACTIONS REPORT
                             QUARTER ENDING xx, 200_
--------------------------------------------------------------------------------

Name of Individual(s)*: ________________________________________________________


Click on the appropriate box:



____  I had no reportable securities transactions during this quarterly period.


____ I had reportable securities transactions during this quarterly period that were pre-approved through the CTIiTrade(TM) System.
     (Do not need to list transactions)

____ I had the following reportable securities transactions during this quarter that were not pre-approved. (Possible violation(s) of Brandywine's Code of Ethics)


------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
                                                                        PRICE PER        BROKER            BROKERAGE
      DATE            SECURITY          AMOUNT           ACTION           SHARE          COMMIS.             FIRM
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
[e.g.:  6/1/98          IBM        100 SHARES             SELL           $100.00      $5.00           A.G. EDWARDS
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------
------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

------------------ --------------- ------------------ -------------- ---------------- --------------- -------------------

I have [opened / closed] the following account(s) this quarter:  (please list Account Open Date, Name of Broker,
Dealer or Bank, Account Name and Account Number. ____________________________________





I certify that the information I am providing in this Personal Securities Transactions Report is accurate and includes all transactions from all of my brokerage accounts which I am required to report under applicable personal securities transaction reporting rules, a copy of which I have received and understand. To the best of my knowledge, I have complied with the terms and spirit of those rules.

Signature: ____________________________ Date Signed: ___________________________
                                                     (Please return by __/__/04)

(IF  FILING  LATE  PLEASE  STATE  REASON ON THE  REVERSE  SIDE OF THIS  REPORT.)

Reviewed by: __________________ Date: __________________________

* List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your beneficial ownership in such securities.

                                   Appendix 9

================================================================================
                                 PRIVACY POLICY


================================================================================
Whether you are a prospective, current, or a former client, Brandywine Asset Management, LLC, is committed to respecting and protecting your privacy. In order to provide you with personalized investment management services, we collect certain personal information about you from both new account forms and your account transactions with us. We may also collect personal information about you through account inquiries you make by mail, e-mail, or telephone.

We only disclose information about your account: (i) to third-party vendors that perform services on Brandywine's behalf; or (ii) to the extent permitted or required by law. In the case of third-party service providers, we contractually require them to use your personal information only to render the services for which they were contracted--such as hosting computer systems, portfolio accounting, or printing and mailing--and to handle your private information in the strictest confidence.

All Brandywine employees are subject to our internal policies, which prohibits the dissemination of information about the investment intentions, activities, or portfolios of our clients to anyone whose responsibilities do not require knowledge of such information. In addition, we maintain physical, electronic, and procedural safeguards to protect your nonpublic personal information from unauthorized use.

If you are a current client, we will inform you in writing of any material modifications we make to this policy. In any event, we will deliver our Privacy Policy to you at least annually, as required by federal law.

If you have questions about this policy, please contact Brandywine's Compliance Department at 302-654-6162, or write to Brandywine Asset Management, LLC, 201 North Walnut Street, Suite 1200, Three Christina Centre, Wilmington, DE 19801.
================================================================================

                                   Appendix 10

--------------------------------------------------------------------------------
                        BRANDYWINE ASSET MANAGEMENT, LLC
                   PERSONAL SECURITY TRANSACTION APPROVAL FORM
--------------------------------------------------------------------------------

NAME OF INDIVIDUAL(S)*: _________________________________________________


TYPE OF SECURITY: (Click on the appropriate box.)
(For approvals of more than one security please complete the reverse side.)

         STOCK   ___                                     BOND  ___

         OPTION  ___                                     OTHER ___

                           SEE REVERSE SIDE ___


NAME OF SECURITY: ___________________________________________________


CUSIP OR SYMBOL:   ____________________________________________________


BUY ___  SELL ___          NUMBER OF SHARES ____________________________


BROKERAGE FIRM USED:   ________________________________________________

NOTE: (1) PURCHASES OF ANY SECURITY HELD IN CLIENT ACCOUNTS OR MUTUAL FUNDS SUB-ADVISED BY BRANDYWINE, AND (2) PURCHASES OF MUTUAL FUND SHARES SUB-ADVISED BY BRANDYWINE REQUIRE COMPLIANCE TO CHECK WITH AN EQUITY OR FIXED INCOME TRADER TO ENSURE THAT ALL CLIENT ACCOUNTS HAVE TRADED IN THE SECURITY OR SHARES OF SUB-ADVISED MUTUAL FUNDS BEFORE APPROVAL CAN BE GRANTED.

         APPROVED BY:      __________________________________________


         DATE APPROVED:    __________________________________________

                    APPROVAL ONLY GOOD FOR THE DATE APPROVED.

o List all other persons (e.g., spouse or minor children living in your household) whose securities transactions are also reported by reason of your beneficial ownership in such securities.

-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
TYPE OF                                                             CUSIP OR        BUY OR       #OF SHARES   BROKERAGE
SECURITY                   NAME OF SECURITY                         SYMBOL          SELL                      FIRM USED
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------
STOCK                                                                               BUY
-------------------------- ---------------------------------------- --------------- ------------ ------------ ----------------------

                                   Appendix 11

                         LEGAL AND STATUTORY REFERENCES


Fiduciary Obligations

The U.S. Supreme Court has held that Section 206 of the Investment Advisers Act imposes a fiduciary duty on investment advisers by operation of law. In the broadest sense, this requires Brandywine Asset Management, LLC ("Brandywine") to act in a manner reasonably believed to be in the best interests of their clients.

Section 206 of the Investment Advisers Act

Section 206 of the Advisers Act (the statute's general anti-fraud provision) prohibits an investment adviser from: o Employing any device, scheme or artifice to defraud any client or prospective client; o Engaging in a transaction, practice, or course of business that operates as a fraud or deceit upon any client or prospective client; or
o Engaging in any act, practice, or course of business that is fraudulent, deceptive, or manipulative.

Section 206 has been interpreted broadly by the SEC in order to attack a wide range of abusive practices by investment advisers, including trading based on inside information. Section 206 is also the regulatory authority for the adoption of restrictions governing personal trading.

Rule 204 A-1 of the Investment Advisers Act

The Securities and Exchange Commission adopted Rule 204 A-1 and related rule amendments under the Investment Advisers Act of 1940 that require registered advisers to adopt codes of ethics. The codes of ethics must set forth standards of conduct expected of advisory personnel and address conflicts that arise from personal trading by advisory personnel. Among other things, the rule requires advisers' supervised persons to report their personal securities transactions, including transactions in any mutual fund managed or sub-advised by the adviser. The rule and rule amendments were designed to promote compliance with fiduciary standards by advisers and their personnel. Rule 204-2 (A) (12) of the Investment Advisers Act of 1940 provides specific instructions to record and report employee transactions and retain them on file.


Section 204 of the Investment Advisers Act

Section 204A of the Advisers Act is designed to prevent misuse of inside information by advisers, their employees, or affiliates through insider trading or otherwise. Section 204A requires an investment adviser to adopt policies and procedures to preserve the confidentiality of information and reduce the possibilities for insider trading. Specifically, Section 204A requires an investment adviser to "establish, maintain and enforce written policies and procedures reasonably designed" to prevent the misuse of material, non-public information by the adviser or anyone associated with the adviser.

Rule 17j-1 of the Investment Company Act

Rule 17j-1 of the Investment Company Act requires that all investment companies and their investment advisers and certain principal underwriters adopt a code of ethics and procedures designed to detect and prevent inappropriate personal investing. In August 1999, amendments were adopted to the rule that are designed to (1) increase the oversight role of a fund's board of directors; (2) require that access persons provide information concerning their personal securities holdings; and (3) improve disclosure to investors concerning policies on personal investment activities. All Brandywine employees are deemed "Access Persons" as defined in Rule 17j-1 of the Investment Company Act.

Record Keeping

Initial Holdings Report

Rule 17j-1(c)(4)(1)(i) of the Investment Company Act requires all new employees to disclose their personal securities holdings upon commencement of employment (including holdings of accounts where employee has a direct or indirect beneficial ownership). Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding. In addition, the name of any broker, dealer or bank with whom the account is maintained, and the date the reported is submitted must also be indicated on the report. These transactions must be recorded no later than 10 calendar days of commencement of employment.

Quarterly Personal Transactions Report

Rule 204-2(a)(12) of the Investment Advisers Act and Rule 17j-1(c)(4)(1)(ii) of the Investment Company Act requires every investment adviser or fund to keep a record of every transaction in a security traded by the investment adviser or any advisory representative of the investment adviser. This record should state the following:

1.   The title and amount of the security involved;
2. The date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition);
3.   The price at which it was effected; and
     The name of the broker, dealer or bank with or through whom the transaction was effected.

These transactions must be recorded no later than 10 calendar days after the end of the quarter in which they were affected. Each personal transaction report must set forth every transaction that occurs for your own account, for any account in which you have direct or indirect beneficial ownership, and for any account that you have direct or indirect influence or control over.

         Annual Holdings Report

Rule 17j-1(c)(4)(1)(iii) of the Investment Company Act requires all employees to submit an annual holdings report reflecting holdings as of a date no more than

30 calendar days before the report is submitted (including holdings of accounts where employee has a direct or indirect beneficial ownership). Annual holdings reports must identify the title, number of shares and principal amount with respect to each security held. In addition, the name of any broker, dealer or bank with whom the account is maintained, and the date the reported is submitted must also be indicated on the report. Employees who provide monthly brokerage statements directly from their broker/dealers are deemed to have automatically complied with this requirement.